UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 31, 2012

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item     1.01. Entry Into a Material Definitive Agreement.

On February 1, 2012, ZBB Energy Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Registered Direct Purchase Agreement”) with certain investors providing for the sale of a total of 4,225,353 shares of the Company’s common stock for an aggregate purchase price of $3.0 million at a price per share of $0.71 (the “Registered Direct Offering”).  On January 31, 2012, the Company entered into Stock Purchase Agreements with certain members of its board of directors, officers and advisors (the “Private Placement Purchase Agreement”) providing for the sale of a total of 206,250 shares of common stock for an aggregate purchase price of $165,000 at a price per share equal to $0.80 which was the closing price of the Company’s common stock on January 30, 2012 (the “Private Placement Transaction”).

The Company estimates that the net proceeds from the Registered Direct Offering and Private Placement Transaction will total approximately $2.9 million which will be used to meet the Company’s working capital needs and general corporate purposes.

The shares of common stock to be sold in the Registered Direct Offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was declared effective on March 21, 2011 (File No. 333-171957) (the “Registration Statement”).

The shares to be sold in the Private Placement Transaction are being sold without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since these shares have not been registered, they may not be offered or sold by the investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act.

The closing of the sale of these shares is expected to take place on or about February 7, 2012, subject to customary closing conditions.  A copy of the form of the Registered Direct Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the form of Private Placement Purchase Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On February 1, 2012, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with MDB Capital Group, LLC (“MDB Capital”) pursuant to which MDB Capital has agreed to act as the Company’s exclusive placement agent in connection with the Registered Direct Offering.  On a best efforts basis, MDB Capital had the exclusive right to identify prospective purchasers and arrange for sales of the Company’s common stock.  MDB Capital had no obligation to purchase any of the Company’s shares.  In accordance with the terms of the Placement Agency Agreement, the Company will pay MDB Capital an aggregate commission and expenses equal to 8% of the gross proceeds of the sale of the common stock in the Registered Direct Offering.

A copy of the Placement Agency Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.  In addition to the form of Registered Direct Purchase Agreement and the Placement Agency Agreement, Exhibits 5 and 23 are filed herewith in connection with the Registration Statement and are incorporated herein by reference.

The information contained in this Current Report on Form 8-K does not constitute an offer to sell or solicitation of offers to buy the shares or any other securities.

The foregoing summaries of the Registered Direct Purchase Agreement the Private Placement Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents.

Item     3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” concerning the Private Placement Transaction is incorporated herein by reference.

Item     9.01. Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: February 2, 2012	By: /s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5	Opinion of Godfrey & Kahn, S.C.**

10.1	Form of Stock Purchase Agreement, dated February 1, 2012*

10.2	Form of Stock Purchase Agreement, dated January 31, 2012*

10.3	Placement Agency Agreement between ZBB Energy Corporation and MDB Capital Group, LLC, dated February 1, 2012*

23	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5)**

* Filed herewith
** To be filed by amendment